Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of ChinaNet Online Holdings, Inc. on Form S-8 (file No. 333-178269) and Form S-8 (file No. 333-206979) of our report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern dated May 26, 2020, with respect to our audits of the consolidated financial statements of ChinaNet Online Holdings, Inc. as at December 31, 2019 and for the year ended December 31, 2019, which report is included in this Annual Report on Form 10-K of ChinaNet Online Holdings, Inc. for the year ended December 31, 2019.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

May 26, 2020